Exhibit 99.1

IMAC Holdings Prices $2.65 Million Common Stock Offering

BRENTWOOD, Tenn., June 18, 2020 (GLOBE NEWSWIRE) -- IMAC Holdings, Inc. (Nasdaq: IMAC), a provider of innovative medical advancements and care specializing in regenerative rehabilitation orthopedic treatments without the use of surgery or opioids, today announced it has entered into a securities purchase agreement with institutional investors for the purchase and sale of 1,764,000 shares of common stock, par value $0.001 per share, at an offering price of $1.50 per share, pursuant to a registered direct offering. The gross proceeds of the offering will be approximately $2,646,000, before deducting fees and other estimated offering expenses. The closing of the registered direct offering is expected to take place on or about June 22, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-237455) previously filed with the U.S. Securities and Exchange Commission (“SEC”) and declared effective on April 3, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by IMAC Holdings, Inc. with the SEC.  When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, New York 10022 or by email at prospectus@allianceg.com.

About IMAC Holdings, Inc.

IMAC Holdings was created in March 2015 to expand on the footprint of the original IMAC Regeneration Center, which opened in Kentucky in August 2000. IMAC Holding’s IMAC Regeneration Centers combine life science advancements with traditional medical care for movement restricting diseases and conditions. IMAC Holdings owns or manages 16 outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. It has partnered with several active and former professional athletes, opening six Ozzie Smith IMAC Regeneration Centers, two David Price IMAC Regeneration Centers, as well as Mike Ditka IMAC Regeneration Centers and a Tony Delk IMAC Regeneration Center. IMAC Holdings’ outpatient medical clinics emphasize its focus around treating sports and orthopedic injuries and movement-restricting diseases without surgery or opioids. More information about IMAC Holdings, Inc. is available at www.imacregeneration.com.

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Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on IMAC’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IMAC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. IMAC encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

IMAC Press Contact:

Laura Fristoe

lfristoe@imacrc.com

Investors

Bret Shapiro

(516) 222-2560

brets@coreir.com

Source: IMAC Holdings, Inc.